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                                                                    EXHIBIT 99.1

      March 24, 2005, Investor Frequently Asked Questions (FAQs) and Answers

      FROM TIME TO TIME, INVESTOR RELATIONS WILL PROVIDE FAQS AND ANSWERS ON VARIOUS TOPICS OF INTEREST TO INVESTORS. THE FOLLOWING IS A COMPILATION OF RECENT FAQS AND ANSWERS.

Q     WHAT ARE SOME OF SCHERING-PLOUGH'S RECENT PRODUCT APPROVALS AND/OR
      LAUNCHES?

A In the past six months, Schering-Plough has announced regulatory approvals or market introductions for nine (9) new products and/or indications, including:

      -     TEMODAR for First-Line Glioblastoma Multiforme (U.S. approval 3/05)

      -     CLARINEX-D 24 Hour (U.S. approval 3/05)

      -     CLARINEX Syrup (U.S. launch 1/05)

      -     ZETIA (France launch 01/05)

      -     NASONEX Unscented Formulation (U.S. launch 1/05)

      -     NASONEX for Nasal Polyps (U.S. approval 12/04)

      -     PEG-INTRON/REBETOL for Hepatitis C (Japan approval 10/04; Launch
            12/04)

      -     CLARITIN REDITABS (Japan launch 11/04)

      -     REMICADE for Psoriatic Arthritis (EU approval 10/04)

Q     WHAT PRODUCTS ARE CURRENTLY UNDER REVIEW BY REGULATORY AUTHORITIES?

A     Schering-Plough has filed for regulatory approval of the following:

      -     TEMODAR for First-Line Glioblastoma Multiforme (EU filing 9/04)

      - Posaconazole for Serious Fungal Infections (US/EU filings 5/04; FDA has requested an extension of their regulatory review. The Company now anticipates FDA action on posaconazole by the end of the first half of 2005.)

      -     ZETIA for Monotherapy Treatment of Cholesterol (Japan filing 10/03)

      - ASMANEX Dry Powder Inhaler for Asthma (US filing 12/98; FDA approvable letter received 10/99)


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Q     HOW IS THE LAUNCH OF PEG-INTRON/REBETOL IN JAPAN PROGRESSING?

A Schering-Plough is pleased with the early launch success of PEG-INTRON in Japan.

      During the 2004 fourth quarter, Schering-Plough announced the approval and launch of PEG-INTRON in Japan for use in combination with REBETOL for Chronic Hepatitis C. This approval marks the first and only pegylated interferon combination therapy approved in Japan and represents a significant medical advance.

      Since its December launch, PEG-INTRON has become the leading Hepatitis C treatment in Japan and already holds approximately a 30 percent market share, according to IMS data.

      For the remainder of 2005, we anticipate continued growth of PEG-INTRON in Japan. However, we anticipate difficult year-over-year comparisons in 2006 due to a reduction in the number of new patients seeking treatment.

      It is estimated that between 1.5 million and 2 million Japanese are infected with Hepatitis C. Hepatitis C is the leading cause in Japan of chronic liver disease, cirrhosis, and hepatocellular carcinoma, which is associated with more than 30,000 deaths there annually.


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Q     YOU'VE MADE SOME ADDITIONAL DISCLOSURES REGARDING THE JOINT VENTURE WITH
      MERCK. CAN YOU EXPLAIN THE COMPONENTS OF "EQUITY INCOME FROM THE CHOLESTEROL JOINT VENTURE" AND THE PHYSICIAN DETAIL REIMBURSEMENT?

A Yes. Schering-Plough has provided greater transparency regarding the Merck/Schering-Plough Cholesterol Joint Venture in its 2004 10-K.

      As more fully disclosed in the 10-K, "Equity income from the cholesterol joint venture" totaled $347 million in 2004. The components of equity income are as follows:

      - Schering-Plough's 2004 share of net income of the joint venture, including a milestone payment of $7 million was $226 million after deducting $18 million of intercompany profit eliminations and other adjustments. As noted in the 10-K disclosures, Schering-Plough receives a greater share of profits for the first $300 million of U.S. ZETIA sales each year. Above $300 million, Schering-Plough and Merck share profits equally.

      - Schering-Plough received reimbursement in the amount of $121 million for physician sales presentations, known as physician details, in 2004. As noted in the 10-K, Schering-Plough bears the costs of its own general sales forces and commercial overhead in marketing VYTORIN and ZETIA. In the U.S., Canada and Puerto Rico, the cholesterol joint venture reimburses Schering-Plough for a given number of physician details, which is set on an annual basis. This reimbursement amount does not reflect the actual cost of Schering-Plough's joint venture sales force effort, as Schering-Plough's sales force-related costs are generally estimated to be higher. Instead, the reimbursement is equal to our share of physician details multiplied by a contractual fixed fee.

      [Note: Schering-Plough's 2004 10-K is available online at www.schering-plough.com/investor relations/SEC filings.]

Q     WHEN DO YOU EXPECT TO RECEIVE THE REMAINING MILESTONE PAYMENTS FROM MERCK?

A As previously disclosed, under certain other conditions, as specified in the two agreements, Merck could make milestones to the Company totaling $152 million.

      - During the 2005 first quarter, Schering-Plough earned a $20 million milestone payment related to certain European approvals of VYTORIN.

      - During the 2004 first quarter, the Company earned a $7 million milestone payment related to the first country approval of VYTORIN in Mexico.

      - During the 2003 second quarter, the Company earned a $20 million milestone payment related to certain European approvals of ZETIA.

      - Therefore, Merck could pay additional milestones to the Company totaling $105 million. The remaining milestones are contingent on future events, as specified in the two agreements with Merck.


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Q     DOES SCHERING-PLOUGH HAVE INVENTORY MANAGEMENT AGREEMENTS (IMAS) WITH
      U.S. PHARMACEUTICAL WHOLESALERS FOR ZETIA AND VYTORIN?

A The cholesterol joint venture products -- ZETIA and VYTORIN -- are not included in the IMAs that Schering-Plough has entered into with the major U.S. pharmaceutical wholesalers.

Q WHEN CAN YOU START TO REPATRIATE FUNDS BACK TO THE U.S. UNDER THE AMERICAN JOBS CREATION ACT? ONCE YOU HAVE REPATRIATED THE OVERSEAS FUNDS, WHAT DO YOU INTEND TO DO WITH THE MONEY?

A As previously disclosed, Schering-Plough intends to repatriate approximately $9.4 billion during 2005, under the American Jobs Creation Act of 2004. This repatriation of funds will trigger a U.S. income tax payment in 2005 of approximately $417 million, net of available tax credits. For financial reporting purposes, this tax payment has been recognized as an expense in 2004.

      Before any dividends from foreign subsidiaries can be provided to the domestic parent company, the legislation required that the Company prepare a domestic reinvestment plan.

      Schering-Plough has developed its Domestic Reinvestment Plan (DRP) and has received approval of the DRP from its management and Board of Directors.

      In accordance with the DRP, the Company has begun the process to repatriate funds. Schering-Plough intends to use the funds to make qualified investments in activities including, but not limited to, funding R&D projects and capital expenditures. As a research-based pharmaceutical company, we believe there is no shortage of areas where the cash could be reinvested.


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      DISCLOSURE NOTICE: This Investor FAQ contains "forward-looking statements"
      within the meaning of the Securities Litigation Reform Act of 1995, including the timing of milestone payments from Merck, the potential of PEG-INTRON in Japan and the future impacts of the American Jobs Creation Act of 2004. Forward-looking statements relate to expectations or forecasts of future events and not to historical information. Schering-Plough does not assume the obligation to update any forward-looking statement. Any and all forward-looking statements here or in other publications may turn out to be wrong. Actual results may vary materially and there are no guarantees about Schering-Plough's financial and operational performance or the performance of Schering-Plough stock. A number of risks and uncertainties could cause actual results to differ from forward-looking statements made here or in other Schering-Plough written or spoken communications, including the market viability of the company's (and the cholesterol joint venture's) marketed and pipeline products; possible changes in business strategies and the ability to successfully implement those business strategies; general market and economic factors; regulations and legislation; label/use changes or concern of prescribers or patients relating to Schering-Plough products, other company's products or pharmaceutical products generally; existing and new manufacturing issues that may arise; trade buying patterns; patent positions; litigation and investigations; and instability or destruction in a geographic area important to the company. For a more detailed discussion of these and other risks and uncertainties that may impact forward-looking statements, see Schering-Plough's Securities and Exchange Commission filings, including the 2004 10-K filed March 9, 2005.